SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                     -------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) February 12, 1999
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                              BAY STATE GAS COMPANY
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             (Exact Name of Registrant as Specified in its Charter)


       Massachusetts                  1-7479                     04-2548120
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(State or Other Jurisdiction       (Commission                  (IRS Employer
     of Incorporation)             File Number)              Identification No.)


  300 Friberg Parkway, Westborough, MA                                01581-5039
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(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code (508) 836-7000
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          (Former Name or Former Address, if Changed Since Last Report)

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Item 1.  Change in Control.

     On February 12, 1999, pursuant to the previously reported Amended and Restated Agreement and Plan of Merger dated as of December 18, 1997, and amended and restated as of March 4, 1998 and as further amended on November 16, 1998 (the "Merger Agreement") among NIPSCO Industries, Inc. ("NIPSCO"), Bay State Gas Company ("Bay State") and Acquisition Gas Company, Inc. ("Acquisition"), Bay State was merged with and into Acquisition (the "Merger"), a wholly owned subsidiary of NIPSCO. Acquisition was the surviving corporation in the Merger and, in connection therewith, changed its name to Bay State Gas Company.

     Pursuant to the Merger Agreement, each share of Bay State common stock outstanding at the effective time of the Merger became exchangeable for (i) $40.00 in cash (subject to the proration provisions of the Merger Agreement),
(ii) 1.4414 shares of NIPSCO common stock or (iii) a combination of the foregoing. Holders of shares of Bay State common stock will shortly receive a Letter of Transmittal/Form of Election providing information with regard to this conversion, including instructions for electing the form of consideration to be received. Fractional shares will not be issued, except to participants in the Bay State Dividend Reinvestment and Stock Purchase Plan (the "Bay State DRIP") whose accounts will automatically be transferred to the NIPSCO Automatic Dividend Reinvestment and Share Purchase Plan unless they have elected cash for such Bay State DRIP shares. In lieu of fractional shares, holders thereof will receive cash.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            BAY STATE GAS COMPANY


Dated:  February 12, 1999                   By: /s/ Thomas W. Sherman
                                                ----------------------
                                                Name:  Thomas W. Sherman
                                                Title: Executive Vice-President,
                                                       Chief Financial Officer
                                                       and Treasurer

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